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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
--------------------------------------------------------------------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): FEBRUARY 1, 2000

                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
         (State or Other Jurisdiction of Incorporation or Organization)

             1-13045                                23-2588479
             -------                                ----------
    (Commission file number)             (I.R.S. Employer Identification No.)

                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
                ------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 535-4766
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                               PIERCE LEAHY CORP.
                                 631 PARK AVENUE
                       KING OF PRUSSIA, PENNSYLVANIA 19406
                       -----------------------------------
         (Former Name and Former Address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 1, 2000, Pierce Leahy Corp. ("Pierce Leahy") and Iron Mountain Incorporated ("Iron Mountain") consummated the transactions contemplated by a certain Agreement and Plan of Merger (the "Agreement") among Pierce Leahy and Iron Mountain, dated as of October 20, 1999. The acquisition was structured as a reverse merger. Pierce Leahy is the surviving legal entity and has changed its name to Iron Mountain Incorporated ("New Iron Mountain"). The total consideration for this transaction is valued at approximately $1.1 billion.

The merger consideration resulted in the equivalent of a fixed exchange ratio of
1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of its common stock for each 10 shares then outstanding. Pierce Leahy common stock remains outstanding after the merger as shares of New Iron Mountain common stock. Each outstanding share of Iron Mountain common stock was converted into one share of New Iron Mountain common stock. The purchase price of Pierce Leahy was based upon the fair value of its common stock and options to acquire its common stock, the fair value of the assumed debt and transaction costs.

The total consideration for this transaction was composed of: (i) approximately 18.8 million shares of New Iron Mountain common stock with a fair value of $444 million; (ii) approximately 1.5 million options to acquire New Iron Mountain common stock with a fair value of $25 million; (iii) assumed debt with a fair value of $579 million; and (iv) approximately $4 million of capitalized transaction costs.

The assets acquired by New Iron Mountain include tangible property (consisting primarily of real property, office equipment, furniture and fixtures, racking and shelving) and intangible property regularly used in Iron Mountain's records and information management businesses. New Iron Mountain intends to use the acquired assets in the operation of its records and information management business.

No other information is provided herewith regarding the merger as Pierce Leahy has "previously reported" (as defined in Rule 12b-2) substantially the same information regarding the merger including the related historical and pro forma financial information, as is required by Form 8-K, in its Registration Statement on Form S-4, filed on December 13, 1999 (Registration No. 333-91577).




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         No financial statements are included herewith as such financial statements have previously been reported. See Item 2 above.

(b)      Exhibits

         Exhibit 2.1 Agreement and Plan of Merger, by and among Iron Mountain and Pierce Leahy dated as of October 20, 1999, is incorporated by reference to Annex A to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 13, 1999 (Registration No. 333-91577).

         Exhibit 4.1 Form of stock certificate representing shares of common stock, $.01 par value per share, of New Iron Mountain.

         Exhibit 10.1 Third Amended and Restated Credit Agreement, dated as of January 27, 2000, by and among Iron Mountain Incorporated and certain lenders named therein.

         Exhibit 99.1 Press release, dated as of February 1, 2000, by New Iron Mountain.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                IRON MOUNTAIN INCORPORATED
                                --------------------------
                                      (Registrant)

FEBRUARY 1, 2000      By:          /s/ John F. Kenny, Jr.
----------------            ----------------------------------------------------
      (date)                John F. Kenny, Jr.
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial Officer)




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